Consent of Independent Registered Public Accounting Firm

The Board of Directors

The Dreyfus/Laurel Funds, Inc.:

We consent to the use of our reports, dated December 26, 2012, for Dreyfus Opportunistic Fixed Income Fund, a series of The Dreyfus/Laurel Funds, Inc., incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectuses and “Counsel and Independent Registered Public Accounting Firm” in the statement of additional information.

KPMG LLP/s/

June 26, 2013